EXHIBIT 99.1

							    AUTOLIV
							  ___________


Autoliv to Buy Back Stock

(Stockholm, May 9, 2000) - Autoliv Inc. (NYSE: ALV and SSE: ALIV) - the world-wide leader in automotive safety systems - today announced that its Board of Directors has approved a stock repurchase program authorizing the repurchase by the company of up to ten million shares of its outstanding common stock. Autoliv has approximately 102 million shares of common stock outstanding. Purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions.

- We believe that market conditions have created an attractive opportunity to repurchase Autoliv shares. It should be an efficient way to utilize Autoliv's strong cash flow to enhance our company's earnings per share, said
Mr. Lars Westerberg, President and Chief Executive Officer.


Inquiries:
Mats Odman, Dir. Corp. Comm., Tel. +46 (8) 58 72 06 23, or mob. +46 (708) 32 09 33
Barry Murphy, Director Investor Relations, Tel. +1 (248) 475-0409
Website: www.autoliv.com